Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

      Filed by the registrant |X|
      Filed by a party other than the registrant |_|
      Check the appropriate box:
      |X| Preliminary proxy statement
      |_| Definitive proxy statement
      |_| Definitive additional materials
      |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 MediaBay, Inc.
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      |X| No fee required.
      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which transaction applies:

________________________________________________________________________________
            (2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________
            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

________________________________________________________________________________
            (4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________
            (5) Total Fee Paid:

________________________________________________________________________________
      |_| Fee paid previously with preliminary materials.

________________________________________________________________________________
      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

________________________________________________________________________________
      (2) Form, Schedule or Registration Statement No.:

________________________________________________________________________________
      (3) Filing party:

________________________________________________________________________________
      (4) Date filed:

________________________________________________________________________________

                                 MediaBay, Inc.
                         2 Ridgedale Avenue - Suite 300
                         Cedar Knolls, New Jersey 07927

                                  June 27, 2003

Dear Shareholders:

      You are cordially invited to attend the Annual Meeting of Shareholders of MediaBay, Inc. (the "Company"), which will be held on Monday, August 11, 2003 at 9:00 A.M. local time at the Company's offices located at 2 Ridgedale Avenue - Suite 300, Cedar Knolls, New Jersey 07927.

      The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

      Your Board of Directors unanimously believes that the election of the nominees specified in the Proxy Statement as directors of the Company and the proposal to authorize the Company to issue common stock upon conversion of certain convertible preferred notes issued to certain officers and directors of the Company as set forth in the Proxy Statement is in the best interests of the Company and its shareholders and, accordingly, recommends a vote "FOR" the election of the nominees and the proposal on the enclosed proxy card.

      Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return the enclosed proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

      Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting and appreciate your continued support.

                                        Sincerely yours,


                                        Carl Wolf
                                        Chairman

                                 MEDIABAY, INC.
                         2 Ridgedale Avenue - Suite 300
                         Cedar Knolls, New Jersey 07927

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON MONDAY, AUGUST 11, 2003

                                   ----------

To the Shareholders of MEDIABAY, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting ("Annual Meeting") of Shareholders of MediaBay, Inc. (the "Company") will be held on Monday, August 11, 2003, at 9:00 A.M. local time at the Company's offices located at 2 Ridgedale Avenue - Suite 300 Cedar Knolls, New Jersey 07927, for the following purposes:

      To elect two Class III directors to hold office until the 2005 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

      To authorize the Company to issue Common Stock upon conversion of convertible preferred stock issued to certain officers and directors of the Company as set forth in the Proxy Statement; and

      To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

      Only shareholders of record at the close of business on June 20, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                By Order of the Board of Directors,


                                Carl Wolf
                                Chairman

June 27, 2003

                                 MEDIABAY, INC.
                         2 Ridgedale Avenue - Suite 300
                         Cedar Knolls, New Jersey 07927

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON MONDAY, AUGUST 11, 2003

      This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of MediaBay, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Monday, August 11, 2003 including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

      Management intends to mail this proxy statement and the accompanying form of proxy to shareholders on or about June 30, 2003.

      Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

      The address and telephone number of the principal executive offices of the Company are: 2 Ridgedale Avenue - Suite 300, Cedar Knolls, New Jersey 07927, Telephone No.: (973) 539-9528.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      Only shareholders of record at the close of business on June 20, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 14,341,376 shares of the Company's Common Stock, no par value (the "Common Stock"), 25,000 shares of the Company's Series A Preferred Stock, no par value (the "Series A Preferred Shares"), and 3,350 shares of Series B Preferred Stock, no par value (the "Series B Preferred Shares"). Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting and each Series A Preferred Share entitles the holder to approximately 57.14 votes on each matter submitted to a vote at the Annual Meeting. Accordingly, the holders of the Series A Preferred Shares are entitled to an aggregate of 1,428,571 votes. Holders of the Series A Preferred Shares vote together with the holders of the Common Stock as a single class on all actions to be voted on by the Company's shareholders. The holders of Series B Shares do not have any vote rights, except as required by law, and, accordingly, are not entitled to vote on the election of directors on the Proposal.

                     VOTING PROCEDURES AND PROXY INFORMATION

      The Class III directors will be elected by the affirmative vote of a plurality of the votes represented by the shares of Common Stock and Series A Preferred Shares present in person or represented by proxy at the Annual Meeting voting as a single class, provided a quorum exists. A quorum is established if, as of the Record Date, at least a majority of the votes represented by the outstanding shares of Common Stock and Series A Preferred Shares are present in person or represented by proxy at the Annual Meeting. The proposal to authorize the Company to issue Common Stock upon conversion of Series B Preferred Shares issued to certain officers and directors of the Company as more fully described in Proposal I and all other matters at the meeting will be decided by the affirmative vote of a majority of the votes represented by the shares of Common Stock and Series A Preferred Shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter voting as a single class, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent.

Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent.

      In accordance with Florida law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

      The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

                              ELECTION OF DIRECTORS

      The Company's By-Laws provide that the Board of Directors of the Company is divided into three classes (Class I, Class II and Class III). At each Annual Meeting of Shareholders, directors constituting one class are elected for a three-year term. At this year's Annual Meeting of Shareholders, two (2) Class III directors will be elected to hold office for a term expiring at the Annual Meeting of Shareholders to be held in 2006. It is the intention of the Board of Directors to nominate Howard Herrick and Carl Wolf as Class III directors. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

      At this year's Annual Meeting of Shareholders, the proxies granted by shareholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any or all of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors that he will be available to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SPECIFIED BELOW.

      The following information is with respect to the nominees for election at this Annual Meeting of Shareholders:

                               CLASS III DIRECTORS
                                 (To be Elected)

      Howard Herrick, 38, a co-founder of the Company, has been the Company's Executive Vice President and a director since its inception, and Editorial Director of its Passages Christian audiobook club. Since August 1993, Howard Herrick has been Vice President of the corporate general partner of a limited partnership which is a principal shareholder of The Walking Company. Since 1988, Mr. Herrick has been an officer of The Herrick Company, Inc. Mr. Herrick is also an officer of the corporate general partners of numerous limited partnerships which acquire, finance, manage and lease office, industrial and retail properties; and which acquire, operate, manage, redevelop and sell residential rental properties. Mr. Herrick is the son of Norton Herrick, a director of the Company, and brother of Michael Herrick, a director of the Company.

      Carl Wolf, 60, has been a director of the Company since March 1998 and Chairman of the Company since May 2003, and was Co-Chairman of the Company from November 2002 through April 2003. Mr. Wolf is the managing partner of the Lakota Investment Group. Mr. Wolf was formerly Chairman of the Board, President and Chief Executive Officer of Alpine Lace Brands, Inc. Mr. Wolf founded Alpine Lace and its predecessors and had been the Chief Executive Officer of each of them since the inception of Alpine Lace in 1983. Mr. Wolf became a director of Alpine Lace shortly after its incorporation in February 1986.

      The following is information is with respect to incumbent directors in Class I and Class II of the Board of Directors who are not nominees for election at this Annual Meeting of Shareholders:

                                CLASS I DIRECTORS
                             (Term Expires in 2004)

      Norton Herrick, 64, a co-founder of the Company, has been a director since the Company's inception. Mr. Herrick served as Chairman of the Company from its inception to April 2003, President of the Company from its inception until January 1996 and was Chief Executive Officer from January 1996 through January 2000. Mr. Herrick has been a private businessman for over 30 years. Mr. Herrick is the father of Michael Herrick, a director of the Company, and Howard Herrick, Executive Vice President and a director of the Company.

      Paul Ehrlich, 58, has been a director of the Company since May 2001. Since August 2000, Mr. Ehrlich has been a partner in Edwards & Topple, LLP, a tax and financial consulting firm, as well as President of Paul D. Ehrlich, CPA, P.C., a tax and financial consulting corporation. From 1981 until August 1, 2000, Mr. Ehrlich was a shareholder, Tax Specialist, Director of Personal Finance Services at Feldman Sherb & Co., P.C. Mr. Ehrlich has served on the Board of Directors of several companies and is a member of the American Institute of Certified Public Accountants, the New York Society of Certified Public Accountants (appointed committee member), and the International Association for Financial Planning.

      Joseph R. Rosetti, 69, has been a director of the Company since December 2002. Mr. Rosetti is President of SafirRosetti, an investigative and security firm owned by Omnicom Group, Inc. Prior to forming SafirRosetti, Joseph R. Rosetti was the Vice Chairman of Kroll Associates. As Vice Chairman, he had responsibility for Corporate Security/Crisis Management, which provides industry and professional organizations with preventive measures to combat corporate and financial crimes. From 1971 to 1987 he had worldwide responsibility at IBM for security programs in physical security, investigations, personnel security, trade secret protection, information asset security, real and movable and financial asset security and Department of Defense Security. Mr. Rosetti was a member of the U.S. National Chamber of Commerce Crime Reduction Panel and was Staff Director for the Conference of the National Commission on Criminal Justice Standards and Goals, a member of the private Security Task Force to the National Advisory Committee on Criminal Justice Standards and Goals and Chairman of the American Management Association's Council on Crimes against Business. Prior to joining IBM, Mr. Rosetti was the Northeast Director for the Law Enforcement Assistance Administration of the U.S. Department of Justice and a Special Agent, Group Supervisor, and Special Assistant to the Assistant Commissioner for Compliance in the Intelligence Division, U.S. Treasury Department.

                               CLASS II DIRECTORS
                           (New Term Expires in 2005)

      Michael Herrick, 36, co-founder of the Company, has been a director from the Company's inception. Mr. Herrick was Chief Executive Officer from January 2000 through December 2002, Co-Chief Executive Officer from April 1998 to January 2000 and has held various other offices with the Company from its inception. Mr. Herrick is a former member of the Board of Directors of the Audio Publisher's Association. Mr. Herrick is currently a principal of MEM Consulting Services, Inc., a business advisory and Consulting firm. Mr. Herrick is the son of Norton Herrick, Chairman of the Company, and brother of Howard Herrick, Executive Vice President and a director of the Company. Mr. Herrick received his B.A. degree from the University of Michigan.

      Mark P. Hershhorn, 53, has been a director of the Company since February 2003. Mr. Hershhorn is currently President and CEO of CKS & Associates and CEO for Midwest Real Estate Investment LLC, real estate development firms specializing in renovation and rehabilitation of apartment buildings in urban areas. Mr. Hershhorn was formerly President, CEO and a Director of National Media Corporation, a publicly held transactional television marketing company. Prior to National Media Corporation, Mr. Hershhorn served as Senior Vice President of Food Operations and Joint Ventures for NutriSystems, Inc. Mr. Hershhorn also served as Chief Financial Officer, Treasurer, Vice President and Director of The Franklin Mint, a global direct marketing company operating in ten countries. Mr. Hershhorn began his career at the accounting and auditing firm of Price Waterhouse. Mr. Hershhorn is a member of the Graduate Executive Board of the Wharton Graduate Division of the University of Pennsylvania and an active participant in the Wharton School Mentoring program. He is also Vice Chairman of the Board of Overseas and Executive Committee of the Rutgers University Foundation, a member of the Rutgers University Board of Trustees, Chairman of the Executive Committee of Rutgers University Scarlet R Club, Chairperson of the Rutgers University Annual Fund, a member of the Dean's Advisory Council for Rutgers College and a member of Rutgers University President's Council. Mr. Hershhorn is also a Board Member and Chairman of the Development Committee of Carelift International, a not-for-profit organization, which rebuilds and outfits hospitals in Eastern European countries with current medical technology and supplies. Mr. Hershhorn holds a Bachelor of Arts Degree in Economics from Rutgers University where he was a Henry Rutgers Scholar in Economics, and an MBA from the Wharton School of the University of Pennsylvania.

Executive Officers

      The following is information with respect to certain of the Company's officers who are not directors or nominees for directors.

      Hakan Lindskog, 42, has been Chief Executive Officer of the Company since January 2003, has been President of the Company since November 2001, was Chief Operating Officer of the Company from June 2000 through November 2001, and has been Chief Executive Officer of its Audio Book Club division since joining the Company in June 2000. Mr. Lindskog has 15 years management experience in direct marketing, publishing and Internet consumer services. Before joining the Company, he was the former Executive Vice President and Chief Operating Officer of RealHome.com, a free membership web service that provides information and services regarding home buying and home ownership. Prior to joining RealHome.com, Mr. Lindskog was Group Executive Vice President and Chief Operating Officer of International Masters Publishers Group (IMP), a $740 million direct marketer, operating in 19 countries.

      John Levy, 47, joined the Company since November 1997 and has served Executive Vice President and Chief Financial Officer of the Company since January 1998. Prior to joining the Company, Mr. Levy was Senior Vice President of Tamarix Capital Corporation and had previously served as Chief Financial Officer of both public and private entertainment and consumer goods companies. Mr. Levy is a Certified Public Accountant with nine years experience with the national public accounting firms of Ernst & Young, Laventhol & Horwath and Grant Thornton.

      Stephen McLaughlin, 36, has been Executive Vice President and Chief Technology Officer of the Company since February 1999. Prior to joining the Company, Mr. McLaughlin was Vice President, Information Technology for Preferred Healthcare Staffing, Inc., a nurse-staffing division of Preferred Employers Holdings, Inc. Mr. McLaughlin co-founded and was a director, Chief Operating Officer and Chief Information Officer of NET Healthcare, Inc., from 1997 until it was acquired by Preferred Employers Holdings in August 1998. In 1994, Mr. McLaughlin founded FX Media, Inc., an Internet and multimedia development company. As CEO of FX Media, he served as senior software engineer for all of its projects. Mr. McLaughlin holds a degree in Computer Science and Engineering from the Massachusetts Institute of Technology and conducted research at the MIT Media lab and Artificial Intelligence Labs.

      Robert Toro, 38, has been Senior Vice President of Finance of the Company since July 1999, Chief Financial Officer of the Company's Audio Book Club division since November 2001 and an employee since April 1999. Prior to joining the Company, Mr. Toro was Senior Vice President of AM Cosmetics Co. and had previously served in senior financial positions in both public and private entertainment and publishing companies. From 1992 through early 1997, Mr. Toro served in various senior financial positions with Marvel Entertainment Group, Inc., a publicly traded youth entertainment company. Mr. Toro is a Certified Public Accountant with six years of progressive experience with Arthur Andersen where he was employed immediately prior to joining Marvel Entertainment Group.

Board Meetings

      The Company's Board of Directors held two meetings during the fiscal year ended December 31, 2002. The meetings were attended by all of the directors. The Board also took action by unanimous written consent in lieu of meetings.

      The Company reimburses directors for reasonable travel expenses incurred in connection with their activities on the Company's behalf, but the Company does not pay directors any fees for Board participation.

Board Committees

      The Company has established an Audit Committee, a Plan Committee and an Operations Committee. The Audit Committee is responsible for making recommendations concerning the engagement of independent public accountants, reviewing the plans and results of the audit engagement with the independent public accountants, approving professional services provided by the independent public accountants and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee's specific representatives are set forth in its written charter as previously filed as Appendix I to the Company's Proxy Statement filed on September 21, 2001 with the Securities and Exchange Commission. The Audit Committee is currently comprised of Messrs. Paul Ehrlich (Chairman), Hershhorn and Rosetti. Mr. Ehrlich received a cash fee of $5,000 for serving as Chairman of the Audit Committee in 2002 and will receive a cash fee of $7,500 for serving as Chairman of the Audit Committee during 2003.

      The Company does not have standing compensation or nominating committees.

      The Plan Committee is responsible to administer grants of awards under MediaBay's 2000 and 2001 Stock Incentive Plans and all other matters relating to the Plans, except with respect to persons subject to Section 16 of the Securities Exchange Act of 1934. The Plan Committee is currently comprised of Messrs. Norton Herrick and Michael Herrick.

      The Operations Committee is empowered to authorize the Company to issue or grant a limited number of equity securities to persons or entities not affiliated with MediaBay or any of its officers or directors. The Operations Committee is currently comprised of Messrs. Norton Herrick and Michael Herrick.

                             EXECUTIVE COMPENSATION

Executive Compensation

      The following table discloses for the fiscal years ended December 31, 1999, 2000 and 2001, compensation paid to Michael Herrick, the Company's Chief Executive Officer and the next four highly compensated executive officers during the fiscal year ended December 31, 2002 (the "Named Executives").

                           Summary Compensation Table

                               Annual Compensation

                                                                                          Long-Term
                                                                                     Compensation Awards
                                                                                    Securities Underlying
Name and Principal Position             Year         Salary          Bonus            Options/SAR's (#)
---------------------------             ----         ------          -----            -----------------
Michael Herrick                         2002        $175,000        $50,000                     --
    Chief Executive Officer             2001         175,000         50,000                150,000
                                        2000         154,167         50,000                600,000

Hakan Lindskog                          2002         317,187         45,000                200,000
    President and Chief                 2001         264,063         50,000                175,000
    Operating Officer                   2000         107,015            -0-                150,000

John Levy                               2002         181,414         17,500                 50,000
    Executive Vice President and        2001         180,000         17,500                     --
    Chief Financial Officer             2000         167,027         15,000                     --

Stephen McLaughlin                      2002         188,684             --                 10,000
    Executive Vice President and        2001         178,750             --                     --
    Chief Technology Officer            2000         167,500         25,000                 35,000

Robert Toro                             2002         176,752         18,500                     --
     Senior Vice President              2001         159,087         17,500                 50,000
     Finance                            2000         141,784         10,000                 20,000

----------

(1) Effective January 1, 2003, Michael Herrick resigned as Chief Executive Officer and Hakan Linkskog was appointed Chief Executive Officer.

(2)   Mr. Lindskog joined MediaBay in June 2000.

Employment Agreements

      The Company entered into a two-year employment agreement with Carl Wolf on November 15, 2002. The agreement provides for a base salary of $135,000 during the first year of the agreement. Mr. Wolf's employment under the agreement automatically terminates on November 14, 2004, unless prior to such date at least 75% of the Board of Directors vote affirmatively to continue Mr. Wolf's employment. Under the terms of the agreement, Mr. Wolf is required to devote at least 20 hours per week to the Company's business and activities. Pursuant to the agreement, Mr. Wolf was granted options to purchase 570,000 shares of Common Stock. Of the total options granted, options with respect to 285,000 shares have an exercise price of $1.25 and vest on November 15, 2003 and options with respect to 285,000 shares have an exercise price of $3.25 and vest on November 15, 2004. In the event of termination of employment under circumstances described in the employment agreement, including as a result of a change in control, the Company will be required to provide severance pay equal to the lesser of Mr. Wolf's base salary for the unexpired period of his employment under the agreement or one year's base salary.

      The Company entered into a 39-month employment agreement with Hakan Lindskog effective October 1, 2001. The agreement, as amended, provides for an annual base salary of $306,250 in the first 12 months of his employment, an annual base salary of $350,000 for October 1, 2002 through December 31, 2003 and an annual base salary of $400,000 during 2004. Mr. Lindskog's agreement also provides for a minimum bonus of $45,000 payable August 15, 2002, August 15, 2003 and August 15, 2004, and a bonus of $25,000 on March 31, 2003, in each case, if he is employed by the Company on each such date. Mr. Lindskog may also receive performance-based bonuses based on the Company achieving minimum adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) targets, as defined in the agreement. These performance bonuses, if any, would be payable on April 1, 2003, 2004 and 2005. Pursuant to the agreement, as amended, the Company granted to Mr. Lindskog options to purchase 200,000 shares of Common Stock. Of the total options granted, options with respect to 100,000 shares have an exercise price of $1.25 and vest on October 18, 2003 and options with respect to 100,000 shares have an exercise price of $3.25 and vest on October 18, 2004. In the event of termination of employment under circumstances described in the employment agreement, including as a result of a change in control, the Company will be required to provide severance pay equal to the greater of 50% of the balance of Mr. Lindskog's base salary for the unexpired period of his employment under the agreement or his last six months base salary immediately prior to the termination.

      The Company entered into a 38-month employment agreement with Howard Herrick dated October 30, 2002. The agreement provides for an annual base salary of $175,000 in the first year of the agreement and four percent increases in each succeeding year. Mr. Herrick's agreement also provides for a minimum annual bonus of $30,000. Pursuant to the agreement, the Company granted to Mr. Herrick options to purchase 100,000 shares of common stock with an exercise price of $1.00, which immediately vested. In the event of termination of employment under circumstances described in the employment agreement, including as a result of a change in control, the Company will be required to provide severance pay equal to the greater of $525,000 or three times total compensation received by Mr. Herrick during the twelve months prior to termination.

      The Company entered into a two-year employment agreement with John Levy effective November 2001. The agreement provides for an annual base salary of $180,000, in the first year of the agreement and an annual base compensation of $190,000 in the second year of the agreement. Mr. Levy's agreement also provides for a minimum bonus of $27,000 in the first year of the agreement and a minimum bonus of $30,000 in the second year of the agreement. Pursuant to the agreement, the Company granted to Mr. Levy options to purchase 50,000 shares of common stock. Of the total options granted, options with respect to 17,000 shares have an exercise price of $1.00 and vested on January 2, 2002; options with respect to 17,000 shares have an exercise price of $1.50 and vested on November 10, 2002 and options with respect to 16,000 shares have an exercise price of $2.00 and vest on November 10, 2003. In the event of termination of employment under circumstances described in the employment agreement, including as a result of a change in control, the Company will be required to provide severance pay equal to $100,000.

      The Company entered into a two-year employment agreement with Stephen McLaughlin effective February 15, 2003. The agreement provides for an annual base salary of $200,000, in the first year of the agreement and an annual base compensation of $210,000 in the second year of the agreement. Mr. McLaughlin's agreement also provides for a minimum bonus of $10,000 in the first year of the agreement and a minimum bonus of $15,000 in the second year of the agreement. Pursuant to the agreement, the Company granted to Mr. McLaughlin options to purchase 40,000 shares of common stock with an exercise price $1.50. Of the total options granted, options with respect to 20,000 shares vest on February 15, 2004; and options with respect to 20,000 vest on February 15, 2005. In the event of termination of employment under circumstances described in the employment agreement, including as a result of a change in control, the Company will be required to provide severance pay equal to $100,000. In the event of termination of employment under circumstances described in the employment agreement, including as a result of a change in control, the Company will be required to provide severance pay equal to 50% of the balance of Mr. McLaughlin's base salary for the unexpired period of his employment under the agreement

      The Company entered into a two-year employment agreement with Robert Toro effective July 19, 2001. The agreement provided for an annual base salary of $170,000 in the first year of the agreement and $185,000 in the second year of the agreement. Mr. Toro's agreement also provided for a minimum bonus of $16,500 in the first year of the agreement and a minimum bonus of $18,000 in the second year of the agreement. Pursuant to the agreement, the Company agreed to grant to Mr. Toro options to purchase 40,000 shares of common stock at an exercise price of $1.00 per share. Of the total options granted, 20,000 vested on July 19, 2002 and 20,000 vest on July 19, 2003. In the event of termination of employment under circumstances described in the employment agreement, including as a result of a change in control, the Company will be required to provide severance pay equal to Mr. Toro's base salary for the unexpired period of his employment under the agreement.

Option Grants for Fiscal 2002

      The following table discloses options granted during the fiscal year ended December 31, 2002 to the Named Executives:

           Option/SAR Grants in Fiscal Year Ending December 31, 2002:

                                                                                          Potential Realizable
                                         % of Total                                         Value At Assumed
                            Number of     Options                                         Annual Rates of Stock
                              Shares    Granted to                                       Price Appreciation for
                            Underlying   Employees    Exercise                                 Option Term
                             Options     in Fiscal      Price       Expiration           -----------------------
Name                         Granted        Year      ($/share)         Date             5% ($)          10% ($)
----                         -------        ----      ---------         ----             ------          -------
Michael Herrick                  --          --            --              --                --              --

Hakan Lindskog              100,000(1)        8%        $1.25        10/18/08            23,751          71,643
                            100,000(2)        8%        $3.25        10/18/09                (7)             (7)

John F. Levy                 17,000(3)        1%        $1.00         1/02/07                (7)            796
                             17,000(4)        1%        $1.50        11/10/07(3)             (7)             (7)
                             16,000(5)        1%        $2.00        11/10/08(4)             (7)             (7)

Steven M. McLaughlin         10,000(6)        1%        $1.00        01/03/08(5)             --           1,869

Robert Toro                      --          --            --                 --             --              --

----------

(1)   These options vest on October 18, 2003.

(2)   These options vest on October 18, 2004.

(3)   These options vested on January 2, 2002.

(4)   These options vested on November 10, 2002.

(5)   These options vest on November 10, 2003.

(6)   These options vested on January 3, 2003.

(7) These options do not have any realizable value based on the assumed annual rates of stock price appreciation presented in the table because the exercise price of the options was significantly greater than the market price of the common stock on the grant date and will exceed the assumed market price of the common stock on the expiration date of the option based on such assumed stock price appreciation.

Option Exercises and Values for Fiscal 2002

      The following table sets forth information concerning the number of options owned by these executives and the value of any in-the-money unexercised options as of December 31, 2002.

          Aggregated Option Exercises And Fiscal Year-End Option Values

                          Shares                         Number of Securities
                        Acquired         Value          Underlying Unexercised     Value of Unexercised In-the-Money
     Name              on Exchange      Realized     Options at December 31, 2001     Options at December 31, 2001
     ----              -----------      --------     ----------------------------     ----------------------------
                                                      Exercisable   Unexercisable     Exercisable   Unexercisable
                                                      -----------   -------------     -----------   -------------
Michael Herrick          150,000        $109,500        850,000             --               --            --
Hakan Lindskog                --              --         50,000        300,000           $9,500            --
Steven McLaughlin             --              --        148,000         45,000            1,520        $1,900
John F. Levy                  --              --         84,000         16,000            3,230            --
Robert Toro                   --              --        100,000         20,000            4,750         3,800

      The year-end values for unexercised in-the-money options represent the positive difference between the exercise price of such options and the fiscal year-end market value of the common stock. An option is "in-the-money" if the fiscal year-end fair market value of the common stock exceeds the option exercise price. The closing sale price of our common stock on December 31, 2002 was $1.19.

Stock Plans

      The Company's 1997 Stock Option Plan provides for the grant of stock options to purchase up to 2,000,000 shares. As of the Record Date, options to purchase an aggregate of 1,635,000 shares of its Common Stock have been granted under the 1997 plan.

      The Company's 1999 Stock Incentive Plan provides for the grant of any or all of the following types of awards: (1) stock options, which may be either incentive stock options or non-qualified stock options, (2) restricted stock,
(3) deferred stock and (4) other stock-based awards. A total of 2,500,000 shares of common stock have been reserved for distribution pursuant to the 1999 Plan. As of the Record Date, options to purchase an aggregate of 991,850 shares of Common Stock have been granted under the 1999 Plan.

      The Company's 2000 Stock Incentive Plan provides for the grant of any or all of the following types of awards: (1) stock options, which may be either incentive stock options or non-qualified stock options, (2) restricted stock,
(3) deferred stock and (4) other stock-based awards. A total of 3,500,000 shares of Common Stock have been reserved for distribution pursuant to the 2000 Plan. As of the Record Date, options to purchase an aggregate of 2,927,250 shares of Common Stock have been granted under the 2000 Plan.

      The Company's 2001 Stock Incentive Plan provides for the grant of any or all of the following types of awards: (1) stock options, which may be either incentive stock options or non-qualified stock options, (2) restricted stock,
(3) deferred stock and (4) other stock-based awards. A total of 3,500,000 shares of Common Stock have been reserved for distribution pursuant to the 2001 plan. As of the Record Date, options to purchase 670,000 shares of Common Stock have been granted under the 2001 plan.

      As of the Record Date, of the options granted under the plans, options to purchase 5,675,000 shares of Common Stock have been granted to the Company's officers and directors as follows: Norton Herrick - 2,800,000 shares, Carl Wolf
- 725,000 shares, Hakan Linkskog - 200,000 shares; Howard Herrick - 750,000 shares; John F. Levy - 100,000 shares; Robert Toro - 120,000 shares; Stephen McLaughlin - 75,000 shares, Paul Ehrlich - 15,000 shares; Michael Herrick 850,000 shares; Mark Hershhorn - 40,000 shares; Joseph Rosetti - 40,000 shares.

Performance Graph

      The following line graph compares from December 31, 1997 through December 31, 2002, the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the stock comprising the Nasdaq Market Value Index and an index of issuers classified under the Retail-Catalog and Mail Order Houses Standard Industrial Classification ("SIC") number. This comparison assumes $100.00 was invested on December 31, 1997 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of all cash dividends, if any, paid on such securities.

      The Company has not paid any dividends and, therefore, the cumulative total return calculation for the Company is based solely upon the fluctuations in the stock price. The Historical stock price is not necessarily indicative of future stock price performance.

                             Stock Performance Graph

                              [LINE GRAPH OMITTED]

      Comparative Cumulative Total Return Among the Company, Nasdaq Market
       Index and the Retail-Catalog and Mail Order Houses SIC Number Index

                                            At December 31,
                       ---------------------------------------------------------
                         1997      1998      1999      2000      2001      2002
                       -------   -------   -------   -------   -------   -------
MediaBay, Inc. .....   $100.00   $238.46   $229.49   $ 33.33   $ 12.72   $ 24.59
SIC Number Index ...    100.00     92.50     79.92     29.28     40.68     31.04
Nasdaq Index .......    100.00    141.04    248.76    156.35    124.64     86.94

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Exchange Act requires the Company's officers, directors, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms that they file pursuant to Section 16(a).

      Based solely upon the Company's review of the copies of such forms that the Company received, the Company believes that, during the year ended December 31, 2002, all filing requirements applicable to its officers, directors, and greater than 10% shareholders were fulfilled on a timely basis.

Audit Committee Report

      The Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee conducted discussions with its independent auditors, Deloitte & Touche LLP, regarding the matters required by the Statement on Auditing Standards ("SAS") No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with, and received the required written disclosures and confirming letter from, Deloitte & Touche LLP regarding its independence. The Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                                        Paul Ehrlich
                                        Mark Hershhorn
                                        Joseph Rosetti

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of the Record Date relating to the beneficial ownership of shares of Common Stock by (i) each person or entity who is known by the Company to own beneficially 5% or more of the outstanding Common Stock according to Schedules 13G and 13D filed with the SEC, (ii) each of the Company's directors and nominees for director, (iii) each of the Named Executives, and (iv) all directors and executive officers of the Company as a group:

      Unless otherwise indicated the address of each beneficial owner is c/o MediaBay, Inc., 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07927. Unless otherwise indicated, the Company's believes that all persons named in the following table have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

      For purposes of this table, a person is deemed to be the beneficial owner of the securities if that person can currently acquire such securities upon the exercise of options, warrants or other convertible securities. In determining the percentage ownership of the persons in the table above, we assumed in each case that the person exercised and converted all options, warrants or convertible securities which are currently held by that person and which are currently exercisable, but that options, warrants or other convertible securities held by al other persons were not exercised or converted

                                                                    Number of        Percentage
                                                                      Shares          of Shares
                                                                   Beneficially     Beneficially
Name and Address of Beneficial Owner                                   Owned           Owned
---------------------------------------------------------------    -------------    -------------
Norton Herrick                                                     26,684,617(1)        73.5%
Howard Herrick                                                      9,559,782(2)        44.4
Michael Herrick                                                     1.437,484(3)         9.5
Carl T. Wolf                                                          399,590(4)         2.8
Stephen M. McLaughlin                                                 193,300(5)         1.3
Robert Toro                                                           100,000(6)           *
John F. Levy                                                           85,000(7)           *
Hakan Lindskog                                                         50,000(8)           *
Joseph Rosetti                                                         25,000(9)           *
Paul Ehrlich                                                           10,000(10)          *
Mark Hershhorn                                                              0(9)           *
All directors and executive officers as a group (11 persons)       29,682,491           77.0%

----------
*     Less than 1%

(1) Represents (a) 992,750 shares of Common Stock held by Norton Herrick, (b) 488,460 shares of common stock held by Howard Herrick, Norton Herrick's son, (c) 285,000 shares held by M. Huddleston Enterprises, Inc., (d) 2,800,000 shares of Common Stock issuable upon exercise of options, (e) 928,701 shares of common stock issuable upon exercise of warrants, (f) 2,302,500 shares of Common Stock issuable upon exercise of warrants held by Huntingdon Corporation, (g) 3,543,303 shares of Common Stock issuable upon conversion of convertible promissory notes held by Huntingdon Corporation, (h) 7,022,581 shares of Common Stock issuable upon conversion of convertible notes held by Huntingdon Corporation, (i) 2,964,180 shares of common stock held by Norton Herrick Irrevocable ABC Trust (the "Trust"), (j) 892,857 shares of Common Stock issuable upon conversion of a convertible promissory note held by the Trust, and (k) 4,464,285 shares of Common Stock issuable upon conversion of 25,000 shares of preferred stock held by the Trust. Howard Herrick has irrevocably granted to Norton Herrick sole dispositive power with respect to the 488,460 shares of common stock held by Howard Herrick. Mr. Herrick is the sole stockholder of M. Huddleston Enterprises, Inc. and Huntingdon Corporation and has sole voting and dispositive power over the securities held by these corporations. Does not include 363,265 shares of Common Stock held by Evan Herrick, Norton Herrick's son and as to which Mr. Herrick may be deemed to be the beneficial owner. In addition, does not include (i) 46,229 shares of Common Stock which may become issuable to Mr. Herrick upon exercise of warrants which may be required to be issued to Mr. Herrick, (ii) 750,000 shares of Common Stock issuable upon exercise of options held by Howard Herrick, Norton Herrick's son, and (iii) 587,484 shares of Common Stock and 850,000 shares of Common Stock issuable upon exercise of options held by Michael Herrick, Norton Herrick's son. See "Certain Relationships and Related Transactions."

(2) Represents (a) 2,964,180 shares of Common Stock held by Norton Herrick Irrevocable ABC Trust (the "Trust"), (b) 488,460 shares of Common Stock held by Howard Herrick, (c) 750,000 shares of Common Stock issuable upon exercise of options, (d) 892,857 shares of Common Stock issuable upon conversion of convertible promissory notes held by the Trust and (e) 4,464,285 shares of Common Stock issuable upon conversion of 25,000 shares of Series A preferred stock held by the Trust. Howard Herrick is the sole trustee and Norton Herrick is the sole beneficiary of the Norton Herrick Irrevocable ABC Trust. The trust agreement provides that Howard Herrick shall have sole voting and dispositive power over the shares held by the trust. Howard Herrick has irrevocably granted to Norton Herrick sole dispositive power with respect to the 488,460 shares of Common Stock held by Howard Herrick.

(3) Represents 587,484 shares and 850,000 shares of Common Stock issuable upon exercise of options.

(4) Represents 247,090 shares of Common Stock and 152,500 shares of Common Stock issuable upon exercise of options. Does not include 181,818 shares of Common Stock issuable upon conversion of Series B Convertible Preferred Stock, subject to the Company's shareholders adopting Proposal 1, and 570,000 shares of Common Stock issuable upon exercise of options.

(5) Represents 300 shares and 193,000 shares of Common Stock issuable upon exercise of options. Does not include 40,000 shares of Common Stock issuable upon exercise of options.

(6)   Represents shares of Common Stock issuable upon exercise of options.

(7) Represents 1,000 shares of Common Stock and 84,000 shares of Common Stock issuable upon exercise of options. Does not include 25,974 shares of Common Stock issuable upon conversion of Series B Convertible Preferred Stock, subject to the Company's shareholders adopting Proposal 1, and 16,000 shares issuable upon exercise of options.

(8) Represents shares of Common Stock issuable upon exercise of options. Does not include 200,000 shares issuable upon exercise of options.

(9) Does not include 40,000 shares of Common Stock issuable upon exercise of options.

(10) Represents shares of Common Stock issuable upon exercise of options. Does not include 10,000 shares of Common Stock issuable upon exercise of options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Companies wholly owned by Norton Herrick, a director and principal shareholder of the Company, have in the past provided accounting, administrative, legal and general office services to the Company at cost since the Company's inception. Companies wholly owned by Norton Herrick have also assisted the Company in obtaining insurance coverage without remuneration. The Company paid or accrued to these entities $430,000 and $88,000 for these services during the years ended December 31, 2002 and 2001, respectively. In addition, a company wholly owned by Norton Herrick provides us access to a corporate airplane. The Company generally pays the fuel, fees and other costs related to its use of the airplane directly to the service providers. For use of this airplane, the Company paid rental fees of approximately $14,000 in each of 2002 and 2001, respectively, to Mr. Herrick's affiliate. The Company anticipates obtaining similar services from time to time from companies affiliated with Norton Herrick, and we will reimburse their costs in providing the services to the Company.

      On January 18, 2002, Evan Herrick, a son of Norton Herrick, a brother of Howard Herrick, an Executive Vice President and director, and a brother of Michael Herrick, a director, exchanged $2.5 million principal amount of a $3.0 million principal amount convertible note of MediaBay (the "Note") in exchange for 25,000 shares of Series A Preferred Stock of the Company (the "Preferred Shares"), having a liquidation preference of $2.5 million. The Preferred Share dividend rate of 9% ($9.00 per share) is the same as the interest rate of the Note, and is payable in additional Preferred Shares, shares of Common Stock or cash, at the holder's option, provided that if the holder elects to receive payment in cash, the payment will accrue until MediaBay is permitted to make the payment under its existing credit facility. The conversion rate of the Preferred Shares is the same as the conversion rate of the Note. The Preferred Shares vote together with the Common Stock as a single class on all matters submitted to stockholders for a vote, and certain matters require the majority vote of the Preferred Shares. The holder of each Preferred Share shall have a number of votes for each Preferred Share held multiplied by a fraction, the numerator of which is the liquidation preference and the denominator of which is $1.75. On December 31, 2002, Evan Herrick sold the Note and Preferred shares to N. Herrick Irrevocable ABC Trust of which Norton Herrick is the sole beneficiary and Howard Herrick is the sole Trustee.

      As previously agreed to with the Company, if the Company required, on February 22, 2002, Huntingdon purchased a $500,000 principal amount convertible senior promissory note due June 30, 2003 (the "February Note"). The February
Note is convertible into shares of Common Stock at the rate of $1.82 of principal and/or interest per share. The February Note was issued in consideration of a $500,000 loan made by Huntingdon to the Company. As partial consideration for the loan and pursuant to an agreement dated April 30, 2001, the Company granted to Huntingdon warrants to purchase 250,000 of Common Stock at an exercise price of $0.56 per share. The warrants are exercisable until May 14, 2011.

      On March 1, 2002, the Company acquired inventory and licensing agreements, including the exclusive license to The Shadow radio programs. A payment of $333,000 was made at that time and additional payments of nine monthly installments of $74,000 commenced on June 15, 2002. All of the required payments have been made and the Company has satisfied its obligation. Norton Herrick guaranteed the payments for no consideration from the Company.

      On October 3, 2002, the Company and Huntingdon entered into an agreement pursuant to which Huntingdon agreed to loan the Company $1.5 million (the "October Agreement"). During August and September of 2002, Norton Herrick advanced $1.0 million to the Company, which was converted into a $1.0 million principal amount convertible promissory note payable to Huntingdon (the "Initial Note") under the October Agreement. The Initial Note bears interest at the prime rate plus 2 1/2 %, is convertible into shares of Common Stock at a rate of $2.00 per share and is due September 30, 2007, provided that the holder may make a demand for repayment after the Company's existing credit facility is repaid. In connection with the transaction, the Company issued to Huntingdon a ten-year warrant to purchase 250,000 shares of Common Stock at an exercise price of $2.00 per share.

      Pursuant to the October Agreement, on October 10, 2002, the Company issued to Huntingdon an additional $150,000 principal amount convertible promissory note to Huntingdon (the "Second Note"). The Second Note is convertible into shares of Common Stock at a rate of $2.00 per share. The remaining terms of the Second Note are similar to those of the Initial Note. Warrants to purchase 37,500 of shares of Common Stock at an exercise price of $2.00 were also issued to Huntingdon. The remaining terms of this warrant are similar to those of the Initial Warrant.

      Pursuant to the October Agreement, on November 15, 2002, the Company issued to Huntingdon an additional $350,000 principal amount convertible promissory note to Huntingdon (the "Third Note"). The Third Note is convertible into shares of Common Stock at a rate of $1.25 per share. The remaining terms of the Third Note are similar to those of the Initial Note. At the time of the loan, warrants to purchase a number of shares of Common Warrants to purchase 140,000 of shares of Common Stock at an exercise price of $1.25 were also issued to Huntingdon. The remaining terms of this warrant are similar to those of the Initial Warrant.

      Pursuant to the October Agreement, each of the $2.5 million and $500,000 principal amount convertible notes previously issued to Huntingdon were amended to, among other things, extend the maturity date to September 30, 2007, provided that the holder of either note may demand repayment of the note on or after the Company's credit facility is repaid. The $800,000 principal amount convertible note issued to Huntingdon was also amended on October 3, 2002 to, among other things, extend the maturity date to September 30, 2007, provided that beginning on the 90th day after the Company's credit facility is repaid the holder may demand repayment.

      Also on October 3, 2002, the $1,984,000 principal amount convertible promissory note previously issued to Norton Herrick and the $500,000 principal amount convertible promissory note issued to Evan Herrick were amended to, among other things, extend the maturity dates to September 30, 2007; provided that the holder may demand repayment of the note on or after October 31, 2004 if the Company's credit facility has been repaid.

      On October 18, 2002, the Company entered into a consulting agreement with MEH Consulting Services, Inc., ("MEH") a company wholly-owned by Michael Herrick, the Company's former CEO and the son of Norton

Herrick. The agreement, effective January 1, 2003, provides, among other things that Mr. Herrick will provide consulting and advisory services to the Company, that Mr. Herrick will devote a minimum of 30 hours per week and that Mr. Herrick will be under the direct supervision of our Board of Directors. For his services, MEH receives a fee of $16,666 per month plus health insurance and other benefits applicable to the Company's officers are provided to Mr. Herrick to the extent such benefits may be provided under the Company's benefit plans.

      In connection with entering into the consulting agreement, the Company entered into an indemnification agreement with MEH and Michael Herrick to indemnify MEH and Mr. Herrick to the maximum extent permitted by the corporate laws of the State of Florida or, if more favorable, the Company's Articles of Incorporation and By-Laws in effect at the time the agreement was executed, against all claims (as defined in the agreement) arising from or out of or related to or in connection with MEH's and Mr. Herrick's service under the agreement or in any other capacity.

      On November 15, 2002, the Company entered into an agreement with Norton Herrick pursuant to which Norton Herrick agreed to resign as Chairman upon the lenders' consent under the senior credit facility consent to such resignation or the Company's repayment of the facility as to permit Carl Wolf to become Chairman. As consideration, Mr. Herrick was given the right to nominate up to four members of the Board of Directors of the Company and the Company agreed not to increase the number of directors to more than seven members without Mr. Herrick's consent. On April 28, 2003, the lenders consented to Mr. Herrick resigning as Chairman and on May 1, 2003, Mr. Herrick resigned as Chairman and Mr. Wolf became Chairman.

      On November 15, 2002, in connection with entering into an employment agreement with Norton Herrick, we entered into an indemnification agreement with Mr. Herrick pursuant to which, the Company agreed to indemnify Mr. Herrick to the maximum extent permitted by the corporate laws of the State of Florida or, if more favorable, the Company's Articles of Incorporation and By-Laws in effect at the time the agreement was executed, against all claims (as defined in the agreement) arising from or out of or related to Mr. Herrick's services as an officer, director, employee, consultant or agent of the Company or any subsidiary or in any other capacity.

      In December 2002, Michael Herrick exercised options to purchase 150,000 shares of Common Stock under an option granted to him on November 23, 2001, by delivering to the Company 60,976 shares of Common Stock previously issued to him.

      In 2002, Norton Herrick advanced $372,000 to certain of the Company's vendors and professional firms as payment of amounts owed to them. As the Company makes payments to these vendors, the vendors repay the amounts advanced to them by Mr. Herrick. Mr. Herrick received no interest or other compensation for advancing the monies.

      On May 1, 2003, the effective date of Norton Herrick's resignation as Chairman the Company entered into a two-year consulting agreement with XNH, Inc. ("XNH"), a company wholly-owned by Norton Herrick. The agreement provides, among other things, that Norton Herrick will provide consulting and advisory services to the Company under the direct supervision of the Board of Directors. For his services, XNH receives a fee of $8,333 per month plus health insurance and other benefits applicable to officers of the Company are provided to Mr. Herrick to the extent such benefits may be provide under the Company's benefit plans. Under the consulting agreement, the indemnification rights of Mr. Herrick under his indemnification agreement were extended to cover XNH.

      On May 7, 2003, the Company sold 3,350 Series B Preferred Shares for an aggregate purchase price of $335,000 of which 1,400 shares ($140,000) were purchased by Carl Wolf, Chairman and a director of the Company, and 200 shares ($20,000) were purchased by John Levy, Executive Vice President and Chief Financial Officer of the Company, purchased 1,400 and 200 Series B Preferred Shares, respectively, at purchase prices of $140,000 and $20,000, respectively. Messrs. Wolf and Levy agreed not to covert the Series B Preferred Shares purchased by them unless and until the Company's shareholders approve the issuance of Common Stock upon such conversion. The terms of the Series B Preferred Shares are described under Proposal 1 below.

                                   PROPOSAL I

   TO AUTHORIZE THE COMPANY TO ISSUE COMMON STOCK UPON CONVERSION OF SERIES B
    PREFERRED SHARES ISSUED TO CERTAIN OFFICERS AND DIRECTORS OF THE COMPANY

      The Board of Directors has unanimously adopted a resolution, and submits to shareholders for approval, a proposal to authorize the Company to issue Common Stock upon conversion of the Series B Preferred Shares issued to Carl Wolf, the Company's Chairman, and John Levy, Executive Vice President and Chief Financial Officer of the Company.

      On May 7, 2003, the Company sold 3,350 shares of a newly created series of convertible preferred stock Series B Convertible Preferred Stock with a liquidation preference of $100 per shares for $335,000. Of the total shares sold, 1,400 shares were purchased by Carl Wolf for $140,000 and 200 shares were purchased by John Levy for $20,000 on the same terms as the other purchasers of Series B Preferred Shares, except that Messrs. Wolf and Levy agreed not to convert their Series B Preferred Shares they purchased unless and until the Company's shareholders approve the issuance of Common Stock upon such conversion.

      The holders of Series B Preferred Shares receive dividends at the rate of $9.00 per share, payable quarterly, in arrears, in cash on each March 31, June 30, September 30 and December 31; provided that payment will accrue until the Company is permitted to make such payment in cash under its existing credit agreement with its senior lenders.

      The Series B Preferred Shares are convertible into shares of Common Stock at a conversion rate equal to a fraction, (i) the numerator of which is equal to the number of Series B Preferred Shares being converted multiplied by the sum of $100 plus accrued and unpaid dividends through the date of conversion and (ii) the denominator is $0.77.

      In the event of a liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Shares shall be entitled to receive out of the assets of the Company, a sum in cash equal to $100.00 per share before any amounts are paid to the holders of the Common Stock and on a pari passu basis with the holders of the Series A Preferred Shares. The holders of Series B Preferred Shares have no voting rights, except as required by law and except that the vote or consent of the holders of a majority of the outstanding shares of Series B Preferred Shares, voting separately as a class, is required for any amendment, alteration or repeal of the terms of the Series B Preferred Shares that adversely effects the rights, preferences or privileges of the Series B Preferred Shares.

Reasons for the Transaction

      The Company required funds to finance its working capital requirements. Although the Company sought and is seeking other sources of financing, it was unable to obtain all of the financing it needed to satisfy its immediate cash needs from third parties. As a result, the Company determined to sell the Series B Preferred Shares and to permit Messrs. Wolf and Levy to purchase shares.

Necessity for Shareholder Approval

      Because the Company's Common Stock is listed on the NASDAQ National Market, the Company is subject to NASD Marketplace Rules. NASD Marketplace Rule 4350(i) requires that a company listed on NASDAQ obtain shareholder approval in connection with the issuance of common stock of the listed company or securities convertible into or exercisable for common stock of the listed company. The issuance of Common Stock upon conversion of the Series B Preferred Shares issued to Carl Wolf and John Levy requires shareholder approval under Nasdaq Marketplace Rule 4350(i). Accordingly, the Company has submitted this Proposal for shareholder approval in accordance with NASD Marketplace Rule 4350(i).

Recommendation

      The Board unanimously recommends that the shareholders vote for the proposal to issue Common Stock to Carl Wolf and John Levy at such time, if ever, as either such person elects to convert the Series B Preferred Shares held by him.

                              INDEPENDENT AUDITORS

      Deloitte & Touche LLP reported on the financial statements of the Company for the fiscal year ended December 31, 2002. A representative of Deloitte & Touche LLP is not expected to be present at the Annual Meeting.

Fees Paid to Independent Auditors

Audit Fees

      The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that year were $228,000.

Financial Information Systems Design and Implementation Fees

      There were no fees billed by Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

      The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2002 were $38,000, which includes fees for accounting research and the filing of a registration statement on Form S-3.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      Shareholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Shareholders to be held in the year 2004 must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than February 28, 2004 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Such proposals must be presented in a manner consistent with the Company's By-laws and applicable laws. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

      After the February 24, 2004 deadline, a shareholder may present a proposal at the Company's 2004 Annual Meeting if it is submitted to the Company's secretary at the address set forth above no later than May l6, 2004. If timely submitted, the shareholder may present the proposal at the 2004 Annual Meeting but the Company is not obligated to present the matter in its proxy statement.

                                OTHER INFORMATION

A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2002 IS BEING FURNISHED HEREWITH TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON JUNE 20, 2003.

      The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                        By order of the Board
                                        of Directors,

                                        Carl Wolf
                                        Chairman

June 27, 2003

                                 MEDIABAY, INC.
                         2 Ridgedale Avenue - Suite 300
                         Cedar Knolls, New Jersey 07297

        PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, AUGUST 11, 2003 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints NORTON HERRICK, CARL WOLF and JOHN LEVY and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of MediaBay, Inc. (the "Company") on Monday, August 11, 2003, at the Company's offices located at 2 Ridgedale Avenue - Suite 300, Cedar Knolls, New Jersey 07927 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.    ELECTION OF CLASS III DIRECTORS:

      |_|  FOR all nominees listed below        |_|  WITHHOLD AUTHORITY
           (Except as marked to the                  to vote for all nominees
           contrary below).                          listed below.

                          Howard Herrick and Carl Wolf

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

________________________________________________________________________________
                                    (Continued and to be signed on reverse side)

2. Proposal to authorize the Company to issue common stock upon conversion of Series B Preferred Shares issued to certain officers and directors of the Company as set forth in the Proxy Statement.

      |_|  FOR                      |_|  AGAINST                    |_|  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.

DATED: _______________________, 2003

                                                  Please sign exactly as name
                                                  appears hereon. When shares
                                                  are held by joint tenants,
                                                  both should sign. When signing
                                                  as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  Presi-dent or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.


                                        ________________________________________
                                              Signature


                                        ________________________________________
                                              Signature if held jointly

Please mark, sign, date and return this proxy card using the enclosed envelope